UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2026

Black Rock Coffee Bar, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-42844	33-5053729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (458) 256-9668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	BRCB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01                Changes in Registrant’s Certifying Accountant.
On March 12, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Black Rock Coffee Bar, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, effective immediately, and the Company subsequently notified KPMG of the dismissal.
The reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the years ended December 31, 2025 and 2024 and during the subsequent interim period through March 12, 2026 there were no (i) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such years, or (ii) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting identified for the year ended December 31, 2024 as disclosed in the Company’s final prospectus, dated September 15, 2025 (the “Final Prospectus”), which related to (i) lack of segregation of duties surrounding journal entries without sufficient compensating controls to ensure journal entries are appropriately reviewed and approved by an independent user other than the preparer with an appropriate level of supervision and (ii) ineffective controls over the identification and accurate initial recognition of leases. The Audit Committee, and the Board prior to the creation of the Audit Committee, discussed the material weaknesses in the Company’s internal control over financial reporting with KPMG and has authorized KPMG to respond fully to the inquiries of Deloitte & Touche LLP (“Deloitte”) concerning such material weaknesses.
The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter provided by KPMG, dated March 13, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
On March 12, 2026, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2026, effective immediately. During the Company’s two most recent years ended December 31, 2025 and 2024, and during the subsequent interim period through March 12, 2026, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01                Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
16.1	Letter from KPMG LLP dated March 13, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK ROCK COFFEE BAR, INC.

Date: March 13, 2026	By:	/s/ Samuel J. Seiberling
Samuel J. Seiberling
Chief Legal Officer